UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

KARMAN HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42520	85-2660232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5351 Argosy Avenue
Huntington Beach, California	92649
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (714) 898-9951

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KRMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2025, the Board of Directors (the “Board”) of Karman Holdings Inc., a Delaware corporation (the “Company” or “Karman”), appointed Mary Petryszyn, 63, to the Board for a term commencing on such date. Ms. Petryszyn will serve until the first annual meeting of the stockholders following the effective date of the initial public offering of the Company, when, subject to nomination by the Board, she will be a nominee for election to the Board by a vote of the Company’s shareholders. As of the date hereof, Ms. Petryszyn has not been assigned to any committees of the Board.

Ms. Petryszyn will receive annual compensation for her service on the Board in accordance with the Company’s director compensation policy, the material terms of which policy, currently in effect, are disclosed under the “Compensation of Directors” of the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on April 10, 2025. The Company has entered into an Indemnification and Advance Agreement with Ms. Petryszyn, in substantially the same form entered into with the other directors of the Company.

There are no other arrangements or understandings between Ms. Petryszyn and any other person pursuant to which Ms. Petryszyn was selected as a director. Ms. Petryszyn is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Karman Holdings Inc.

Date: May 16, 2025	By:	/s/ Mike Willis
Mike Willis
Chief Financial Officer